                             SECOND AMENDMENT TO
                             EMPLOYMENT AGREEMENT

     This Amendment to the Employment Agreement (the "Amendment"), dated as of April 8, 1998, is between Merrill Corporation, a Minnesota corporation (the "Company"), and John W. Castro (the "Executive").

     A. The Company and the Executive entered into an Employment Agreement pursuant to which the Company employs the Executive, dated as of February 1, 1989 as amended as of April 29, 1994 (the "Employment Agreement").

     B. Company and the Executive desire to further amend the Employment Agreement.

     Accordingly, the parties hereto, intending to be legally bound, agree as follows:


     1. SECTION 3.1 (a) AND (b). Paragraphs (a) and (b) of Section 3.1 of the Employment Agreement are amended in their entirety to read as follows:

     (a) ANNUAL SALARY: Effective beginning April 15, 1998, an annual salary at the rate of $375,000 per annum, payable in equal semi-monthly installments.

     (b) ADDITIONAL COMPENSATION: Effective for any bonus payable after February 1,1998, an annual bonus for each fiscal year equal to:
     (i) $ 4,000.00 for each one cent of the Company's net income per share for such year up to and including the net income per share for the prior fiscal year, plus (ii) $ 10,000.00 for each one cent of the Company's net income per share for such year in excess of the net income per share for the prior fiscal year; which annual bonus shall be payable on or before 75 days after the close of each fiscal year.

     2. NO OTHER AMENDMENTS. Except as amended pursuant to this Amendment the Employment Agreement shall remain in full force and effect in accordance with its original terms.

     The Company and the Executive have caused this Amendment to be duly executed as of the date first above written.

                                       MERRILL CORPORATION


/s/  John W. Castro                    By   /s/  Kathleen A. Larkin
----------------------------------          -----------------------------------
John W. Castro                         Its  Vice President-Human Resources
                                            -----------------------------------